Exhibit 10.9

SALE AND PURCHASE AGREEMENT

THIS SALE AND PURCHASE AGREEMENT (this "Agreement"), made this 8th day of February, 2011, by and between JAMES M. CLEMENTS, an individual, whose address is 3643 Baker Street, San Diego, CA, 92117 ("Grantor") and WILDCAT MINING CORPORATION, a Nevada corporation, whose address is 1630 Ringling Blvd., Sarasota, FL 34236 ("Purchaser").

R E C I T A L S:

WHEREAS, Grantor is the fee simple owner of certain mining claims and other rights and interests, together with improvements, if any, located in the California Mining District, La Plata County, Colorado and being more particularly described herein; and

WHEREAS, Grantor desires to sell to Purchaser, and Purchaser desires to purchase from Grantor the herein described mining claims and other rights and interests upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the foregoing premises and of the promises, representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Recitals.  The foregoing recitals are true and correct and incorporated herein by this reference.

2.           Agreement to Buy and Sell.  Grantor agrees to sell to Purchaser and Purchaser agrees to purchase from Grantor the mining claims and other rights and interests described herein in the manner and upon the terms and conditions set forth in this Agreement.

3.           Description of Property.  The mining claims and other rights and interests which is the subject of this Agreement is described as follows:

All mining claims and property interests, together with improvements, if any, situate, lying and being in the California Mining District, County of La Plata, State of Colorado, as more particularly described in Exhibit "A," attached hereto and by this reference made a part hereof, together with all the dips, spurs, angles, and variations, and all the metal, ore, gold and silver bearing rock, and earth therein, and all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the above bargained mining claims and property interests, as well as all water rights or rights to ditches, canals and reservoirs used in connection with such water rights, permits, applications, entitlements, other intangible or tangible rights, and any and all other rights and interests of any kind or nature associated with such mining claims and property interests (collectively, the "Property").

4.           Consideration.  As consideration for the purchase of the Property, Purchaser shall issue 80,000 shares of its Series A preferred stock, par value $0.001 per share, to and in the name of Grantor.

 5.            Closing.  This transaction shall close concurrently with the execution of this Agreement (the "Closing") at a place and time as the parties may mutually agree.  At Closing, the following documents shall be delivered by the respective parties as indicated.

5.1          By Grantor, a good and sufficient Mining Deed (the "Deed") in the form attached hereto as Exhibit "B".

5.2          By Grantor, a Grantor's Affidavit which shall include  representations regarding any known lien, right to a lien, claim, or other right of any party for services, labor, or materials heretofore furnished, or any other reason and other requirements of Purchaser or Purchaser's title company.

5.3          By Grantor and Purchaser, a conveyance of all water rights or rights to ditches, canals and reservoirs used in connection with such water rights, permits, applications, entitlements, other intangible or tangible rights, and any and all other rights and interests of any kind or nature associated with such mining claims and property interests.

5.4          By Grantor and Purchaser, all other instruments and documents as may be deemed necessary and proper in order to carry out the intent of the parties and this Agreement, including any modification of the Promissory Note and Deed of Trust previously executed by Grantor in favor of the prior owner(s) of the mining claims and property interests.

6.           Lease Termination.  Upon Closing, that certain Mining Lease, dated January 1, 2007, by and between Grantor as lessor and Purchaser as lessee (the "Lease") shall be terminated, notwithstanding the requirements for termination under the Lease to the contrary.  Upon such termination, all further rights and obligations of the parties under the Lease shall cease and Grantor and Purchaser shall be released from all liabilities related thereto.

7.           Prorations.  Real estate taxes assessed against the Property for all years prior to the year in which Closing occurs shall be paid by Grantor at Closing, if unpaid.  Real estate taxes for the year of Closing shall be prorated as of the date of Closing and a pro rata amount thereof shall be credited against any monies that may be owed to Grantor by Purchaser prior to or after the date of the Closing and deducted from any payment or payments thereof.  If the tax amount for the year of Closing is not then available, the tax proration shall be based upon the prior tax year, which proration shall be final.

8.           Closing Expenses.  Documentary stamp taxes and any surtax, if applicable, required to be paid on the Deed of conveyance and the cost of recording any corrective instruments shall be paid by Grantor.  Purchaser shall pay cost of recording the Deed and the cost of any owner's title policy.

9.           Title and Survey.

9.1           Upon Demand, prior to or after Closing, Grantor shall, at his cost, deliver or cause to be delivered to Purchaser copies of the existing surveys, if any, of the Property which are in Grantor’s possession.

9.2           Purchaser shall be responsible for obtaining, in its sole discretion and at its cost, any title policy to insure the Purchaser's fee simple title to the Property

10.           Grantor's Representations, Warranties and Covenants.  To induce Purchaser to enter into this Agreement and to purchase the Property, Grantor, in addition to the other representations and warranties set forth herein, represents, warrants and covenants the following, each of which is material and is being relied upon by Purchaser:

10.1           Grantor has the full power and authority to enter into and perform this Agreement subject to the terms hereof and all related instruments contemplated under this Agreement in accordance with their respective terms.

10.2           There are no pending or threatened suits, actions (including, without limitation, regulatory or governmental enforcement actions), proceedings or violations with respect to Grantor or the Property, for condemnation or otherwise, and neither the Property, nor any onsite activities, have been subject to any governmental enforcement actions.  In the event that Grantor receives notice of any matter set forth in this subparagraph, said notice will be forwarded to Purchaser.

10.3           Grantor, at Closing, shall be the sole owner in fee simple of the Property, shall be in exclusive possession of the Property, and shall not have otherwise assigned, pledged, leased, transferred or otherwise encumbered his interest, (except for an existing Deed of Trust, Recreation Easement and Royalty Deed to a third party).

10.4           There are no hazardous or toxic waste, material or substance, or other similar item (including without limitation, asbestos containing material), on, under or above or about the Property and Grantor has not received any notice with respect to, and to the actual knowledge of Grantor, there exist no conditions which would constitute violations of any environmental laws or regulations relating to the use, ownership or occupancy of the Property.

10.5           As of the date of the Closing, there will be no outstanding bills owed by Grantor to any contractors, subcontractors, laborers or material men for services or labor performed or materials provided in connection with the Property.

10.6           These representations, warranties and covenants shall survive Closing.

11.           Release and Covenant Not to Sue.

11.1           Grantor and Purchaser for themselves, their predecessors, successors, heirs, representatives, officers, directors, employees, agents and assigns, hereby completely and fully remise, release, acquit, and forever discharge each other and each party's past, present, and future officers, directors, shareholders, employees, attorneys, agents, servants, representatives, subsidiaries, parents, related entities, affiliates, partners, predecessors, successors-in-interest, assigns, and all other persons, corporations, and/or other related entities with whom any of the parties have now or may hereafter be affiliated, and their respective heirs, executors, administrators, successors and assigns, and each of them from any and all past or present claims, demands, obligations, actions, causes of actions, suits, sums of money, rights, damages, costs, losses of services, expenses, profits, or compensation, whatsoever, whether based on a tort, contract, contribution, indemnification, or any other theory of recovery, whether direct or indirect, known or unknown, foreseen or unforeseen, accrued or not yet accrued, matured or unmatured, latent or patent, discovered or undiscovered, and the consequences thereof, and whether for compensatory, statutory, punitive, or other damages, which either party now or may purport to have against the other party to this Agreement, or their employees, agents, directors, officers, related entities, and their respective heirs, executors, administrators, successors and assigns, or any of them.

11.2           Grantor agrees to and does hereby covenant not to sue, or cause to be sued, Purchaser, or any of its subsidiaries, affiliates, parent corporations, owners, officers, directors, members, shareholders, employees, agents, trustees, administrators, successors or assigns, on, for and/or in connection with any and all claims, actions, causes of action, demands, costs and expenses, of every kind and nature whatsoever, in law or in equity, direct or indirect, known or unknown, foreseen or unforeseen, accrued or not yet accrued, matured or unmatured, latent or patent, discovered or undiscovered, and the consequences thereof, and whether for compensatory, statutory, punitive, or other damages, which Grantor now has or may purport to have regarding, relating to, and/or in connection with the Property and/or the Lease; provided, however, that Grantor reserves all rights to pursue any and all remedies, causes of action or claims at law or in equity available solely for the enforcement of the terms and conditions of this Agreement.

11.3           Purchaser agrees to and does hereby covenant not to sue, or cause to be sued, Purchaser, or any of his subsidiaries, affiliates, parent corporations, owners, officers, directors, members, shareholders, employees, agents, trustees, administrators, successors or assigns, on, for and/or in connection with any and all claims, actions, causes of action, demands, costs and expenses, of every kind and nature whatsoever, in law or in equity, direct or indirect, known or unknown, foreseen or unforeseen, accrued or not yet accrued, matured or unmatured, latent or patent, discovered or undiscovered, and the consequences thereof, and whether for compensatory, statutory, punitive, or other damages, which Purchaser now has or may purport to have regarding, relating to, and/or in connection with the Property and/or the Lease; provided, however, that Purchaser reserves all rights to pursue any and all remedies, causes of action or claims at law or in equity available solely for the enforcement of the terms and conditions of this Agreement.

11.4           Grantor further agrees to and does hereby covenant  to indemnify and hold Purchaser, its subsidiaries, affiliates, parent corporations, owners, officers, directors, members, shareholders, employees, agents, trustees, administrators, successors and assigns (individually and collectively), and any and/or all of them, harmless from any damages, costs, attorneys' fees, and any other expense based on any claim or cause of action herein released, or if any other suit, claim demand, charge, administrative proceeding, arbitration or other alternative dispute resolution mechanism of any kind asserting any matter herein released is initiated by Grantor, or any person on Grantor's behalf or for its direct or indirect benefit, against any of the parties released herein.

11.5           The releases and covenants contained in this paragraph shall survive Closing.

12.           Broker.  Grantor and Purchaser each represent that no real estate brokerage fee is due any real estate broker on behalf of Grantor or Purchaser.

13.           Notice.  If either party desires to give notice or make tender to the other, such notice and such tender shall be in writing and shall be deemed given when hand delivered; delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery; delivered by facsimile transmission or delivered by email of a ".pdf" format data file to the appropriate party at the addresses, facsimile numbers and email addresses of the parties listed below:

To Purchaser:                                        Wildcat Mining Corporation
1630 Ringling Blvd.
Sarasota, FL 34236
Attention:  Torii Goar
Facsimile: (941) 951-0864
Email:  torii@pcofpartners.com

To Grantor:                                            James M. Clements
108 Linda Ct.
Durango, CO 81301
Facsimile: (970) 375-7086
Email:  mike@wildcatmining.com

Any of the above parties may, by notice in writing give to the others, designate any further or different addresses, facsimile numbers or email addresses to which communications shall be sent.

14.           Severability.  In case any one or more of the provisions of this Agreement shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement, but this Agreement, any amendment or supplement hereto, shall be construed and enforced at the time as if such illegal or invalid provisions had not been contained therein, nor shall such illegality or invalidity or any application thereof affect any legal and valid application thereof from time to time.  In case any covenant, stipulation, obligation or agreement contained in this Agreement shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of Grantor to the full extent from time to time permitted by law.

15.           General Provisions.

15.1           This Agreement shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns of Grantor and Purchaser.

15.2           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado for contracts made and to be wholly-performed in such state, without regard to its conflicts of law principles.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Colorado and of the United States of America located in the State of Colorado for the limited purpose of any actions, suits or proceedings arising out of or related to this Agreement.

15.3           This Agreement may be amended or supplemented from time to time only by a writing duly executed by all the parties hereto.

15.4           This Agreement or any memorandum thereof shall not be recorded by either of the parties hereto.

15.5           Time is of the essence.

15.6           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument.  A facsimile transmission or email delivery of a ".pdf" format data file of signatures shall be given the same legal force and effect as original signatures.

15.7           In the event of any litigation arising out of this Agreement and/or the terms hereof, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs from the non-prevailing party.

15.8           This Agreement constitutes the entire understanding and agreement among the parties hereto and supersedes any prior understandings, whether written or oral, with respect to the subject matter hereof.

16.           ADVICE OF COUNSEL.  EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT.  EACH PARTY ADDITIONALLY ACKNOWLEDGES THAT THEY HAVE ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY, AND WITHOUT DURESS OF ANY KIND.

17.           WAIVER OF JURY TRIAL.  GRANTOR AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  GRANTOR ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO PURCHASER IN EXECUTING THIS AGREEMENT AND PURCHASING THE PROPERTY, THAT PURCHASER WOULD NOT HAVE EXECUTED THIS AGREEMENT OR AGREED TO PURCHASE THE PROPERTY WITHOUT THIS JURY TRIAL WAIVER, AND THAT GRANTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

SIGNATURES APPEAR OF THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Grantor and Purchaser have caused this Agreement to be executed, on the date indicated below.

GRANTOR: /s/ James M. Clements JAMES M. CLEMENTS Date: 2/8/11
PURCHASER: WILDCAT MINING CORPORATION, a Nevada corporation By: /s/ Roger Tichenor Its: President Print Name: Roger Tichenor Date: 2/11/11

EXHIBIT "A"

Legal Description

All of the following described lode mining claims situate, lying and being in the California Mining District, La Plata County, Colorado, to-wit:

NAME OF CLAIM (Patented Lode)	PATENT U.S. SURVEY NUMBER
Idaho Millsite	18320
Idaho Millsite No. 1	18321
Idaho Millsite No. 2	18321
Alpine	18321
Lord Kitchener	17108
Hartford	17108
Gertrude	16616
Good Hope	17124
Sunrise	17124
Cathryn	16616
Midnight	19646
Helen	19515
Midnight No. 2	19646
Pay Day	19516 "A"
Pay Day Millsite	19516 "B"

EXHIBIT "B"

MINING DEED

THIS MINING DEED (this "Deed"), made this ____ day of February, 2011, by and between JAMES M. CLEMENTS, whose address is 3643 Baker Street, San Diego, CA, 92117 (hereinafter referred to as "Grantor") and WILDCAT MINING CORPORATION, whose address is 1630 Ringling Blvd., Sarasota, FL 34236 (hereinafter referred to as "Grantee")

WITNESSETH, that Grantor, for and in consideration of the sum of $10.00 Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, and convey unto Grantee and its successors and assigns forever, all mining claims and property interests, together with improvements, if any, situate, lying and being in the County of La Plata, State of Colorado, as more particularly described as follows:

All of the following described lode mining claims situate, lying and being in the California Mining District, La Plata County, Colorado, to-wit:

Name of Claim (Patented Lode)	Patent U.S. Survey Number
Idaho Millsite	18320
Idaho Millsite No. 1	18321
Idaho Millsite No. 2	18321
Alpine	18321
Lord Kitchener	17108
Hartford	17108
Gertrude	16616
Good Hope	17124
Sunrise	17124
Cathryn	16616
Midnight	19646
Helen	19515
Midnight No. 2	19646
Pay Day	19516 "A"
Pay Day Millsite	19516 "B"

TOGETHER with all the dips, spurs, angles, and variations, and all the metal, ore, gold and silver bearing rock, and earth therein and all and singular the rights, tenements, hereditaments, easements, appendages, ways, privileges and appurtenances, if any, thereto belonging, or in any wise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or in equity, of, in and to the above bargained and described mining claims and property interests.

THIS Deed is executed by Grantor and accepted by Grantee subject to the liens, encumbrances and other matters described on the attached Exhibit "A" (collectively, the "Permitted Exceptions").

TO HAVE AND TO HOLD the said mining claims and property interests above bargained and described with the appurtenances, unto Grantee and its successors and assigns forever.  Grantor, for itself, its successors and assigns, does covenant and agree that it shall and will warrant and forever defend the above bargained and described mining claims and property interests, subject to the Permitted Exceptions, in the quiet and peaceable possession of the Grantee and its successors and assigns.

IN WITNESS WHEREOF, Grantor has executed this Deed as of the _8_ day of February 2011.

/s/ James M. Clements
James M. Clements

STATE OF CALIFORNIA                                                      )
)  ss.
COUNTY OF _San Diego___                                                      )

On February  8, 2011,  before me, S. Nowell, Notary Public, personally appeared James M. Clements, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

/s/ S. Nowell   commission expires  1/1/15
Notary Public

EXHIBIT "A"

Permitted Exceptions

1.            Provisions and reservations contained in the following listed patents from the United States of America, as follows:

FIRST: That the premises hereby granted shall be held subject to any vested and accrued water rights for mining, agricultural, manufacturing or other purposed, and rights to ditches and reservoirs used in connection with such water rights as may be recognized and acknowledged by the local laws, customs and decision of the courts. And there is reserved from the lands hereby granted a right of way thereon for ditches or canals constructed by the authority of the United States.

SECOND: That in the absence of necessary legislation by Congress, the Legislature of Colorado may have provided rules for working the mining claims or premises hereby granted, involving easements, drainage and other necessary means to its complete development.

BOOK/PLACE	RECORDING DATE
151/346	02/17/17
139/275	01/26/14
144/321	01/10/16
38/69	07/06/05
38/67	06/05/05
38/68	07/06/05
144/459	04/25/16
38/138	08/09/35
38/101	08/25/10

2.           Any lien, easement, right, interest, or claim shown by the public records as of the date of this Deed.